Exhibit 4.7

TWELFTH SUPPLEMENTAL INDENTURE
    This TWELFTH SUPPLEMENTAL INDENTURE, dated as of April 30, 2026 (this “Twelfth Supplemental Indenture”), is among Lennox International Inc., a Delaware corporation (the “Company”), Duro Dyne Buyer, Inc., a Delaware corporation (“DDBI”) and Duro Dyne National Corp., a Delaware corporation (together with DDBI, the “New Guarantors”), Advanced Distributor Products LLC, a Delaware limited liability company (“ADP”), Allied Air Enterprises LLC, a Delaware limited liability company (“Allied Air”), Heatcraft Inc., a Delaware corporation (“Heatcraft”), Heatcraft Refrigeration Products LLC, a Delaware limited liability company (“HRP”), Heatcraft Technologies Inc., a Delaware corporation (“HTI”), Lennox Global LLC, a Delaware limited liability company (“Global”), Lennox Industries Inc., a Delaware corporation (“Industries”), Lennox National Account Services Inc., a California corporation (“Account Services”), Lennox National Account Services LLC, a Florida limited liability company (“National Account”), Lennox Procurement Company Inc., a Delaware corporation (“LPCI”), Lennox Services LLC, a Delaware limited liability company (“LS LLC”), LGL Europe Holding Co., a Delaware corporation (“LGL Europe” and, together with ADP, Allied Air, Heatcraft, HRP, HTI, Global, Industries, Account Services, National Account, LPCI and LS LLC, collectively, the “Existing Guarantors”; the Existing Guarantors, together with the New Guarantors, collectively, the “Guarantors”), and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as Trustee under the Indenture referred to below.
RECITALS
    WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an Indenture, dated as of May 3, 2010 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of May 6, 2010, the Second Supplemental Indenture, dated as of March 28, 2011, the Third Supplemental Indenture, dated as of October 27, 2011, the Fourth Supplemental Indenture, dated as of December 10, 2013, the Fifth Supplemental Indenture, dated as of August 30, 2016, the Sixth Supplemental Indenture, dated as of November 3, 2016, the Seventh Supplemental Indenture, dated as of January 23, 2019, the Eighth Supplemental Indenture, dated as of May 22, 2020, the Ninth Supplemental Indenture, dated as of July 30, 2020 (the “Ninth Supplemental Indenture”), the Tenth Supplemental Indenture, dated as of July 14, 2021, and the Eleventh Supplemental Indenture, dated as of September 15, 2023 (the “Eleventh Supplemental Indenture”) (the Base Indenture, as so supplemented, the “Indenture”), pursuant to which the Company has issued 1.700% Notes due 2027 (the “2027 Notes”) and 5.500% Notes due 2028 (together with the 2027 Notes, the “Notes”);
    WHEREAS, Section 8.06 of the Ninth Supplemental Indenture and Section 8.06 of the Eleventh Supplemental Indenture provide that the Company is required to cause each New Guarantor to execute and deliver to the Trustee a supplemental indenture evidencing its guarantee of the punctual payment when due of all monetary obligations of the Company under the Indenture and the Notes on the terms and conditions set forth herein and in Article 8 of the Ninth Supplemental Indenture and Article 8 of the Eleventh Supplemental Indenture;
    WHEREAS, each New Guarantor desires to enter into such supplemental indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such New Guarantor is dependent on the financial performance and condition of the Company, the obligations hereunder of which such New Guarantor has guaranteed; and
    WHEREAS, pursuant to Section 8.01(e) of the Base Indenture, the parties hereto are authorized to execute and deliver this Twelfth Supplemental Indenture to amend the Indenture, without the consent of any Holder.

    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors, the Company and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:
1.    Defined Terms. As used in this Twelfth Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Twelfth Supplemental Indenture refer to this Twelfth Supplemental Indenture as a whole and not to any particular section hereof.
2.    Agreement to Guarantee. Each New Guarantor, as primary obligor and not merely as surety, hereby jointly and severally with the Existing Guarantors, irrevocably and fully and unconditionally guarantees to each Holder and to the Trustee and its successors and assigns (the “Guarantee”), on a senior unsecured basis and equal in right of payment to all existing and future senior indebtedness of such New Guarantor, the punctual payment when due of all monetary obligations of the Company under the Indenture and the Notes, whether for principal of or interest on the Notes, on the terms and subject to the conditions set forth in Article 8 of the Ninth Supplemental Indenture and Article 8 of the Eleventh Supplemental Indenture and agrees to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Guarantor.
3.    Termination, Release and Discharge. The Guarantee shall terminate and be of no further force or effect, and the New Guarantors shall be released and discharged from all obligations in respect of the Guarantee, as and when provided in Section 8.03 of the Ninth Supplemental Indenture and Section 8.03 of the Eleventh Supplemental Indenture.
4.    Parties. Nothing in this Twelfth Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of the Guarantee or any provision contained herein or in the Indenture.
5.    Governing Law. This Twelfth Supplemental Indenture and the Notes shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.
6.    Ratification of Indenture; Supplemental Indentures; Part of Indenture. The Indenture, as supplemented by this Twelfth Supplemental Indenture, is in all respects ratified and confirmed, and this Twelfth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.
7.    Trustee Makes No Representation; Trustee’s Rights and Duties. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Twelfth Supplemental Indenture and shall not be liable in connection therewith. The rights and duties of the Trustee shall be determined by the express provisions of the Indenture and, except as expressly set forth in this Twelfth Supplemental Indenture, nothing in this Twelfth Supplemental Indenture shall in any way modify or otherwise affect the Trustee’s rights and duties thereunder.
8.    Counterparts. This Twelfth Supplemental Indenture may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original; but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed Twelfth Supplemental Indenture by one party to the others may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
9.    Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
[Signature Pages Follow]

    IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed as of the date first above written.

LENNOX INTERNATIONAL INC.
ADVANCED DISTRIBUTOR PRODUCTS LLC
ALLIED AIR ENTERPRISES LLC
DURO DYNE BUYER, INC.
DURO DYNE NATIONAL CORP.
HEATCRAFT INC.
HEATCRAFT REFRIGERATION PRODUCTS LLC
HEATCRAFT TECHNOLOGIES INC.
LENNOX GLOBAL LLC
LENNOX INDUSTRIES INC.
LENNOX NATIONAL ACCOUNT SERVICES INC.
LENNOX NATIONAL ACCOUNT SERVICES LLC
LENNOX PROCUREMENT COMPANY INC.
LENNOX SERVICES LLC
LGL EUROPE HOLDING CO.

By:	/s/ Theresa McCray
Name: Theresa McCray
Title: Vice President, Corporate Tax and Treasurer

    [Signature Page to Twelfth Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Michael K. Herberger
Name: Michael K. Herberger
Title: Vice President

    [Signature Page to Twelfth Supplemental Indenture]